Exhibit 99.1
Feb. 23, 2009
DTE Energy reports 2008 earnings; provides 2009 earnings guidance
     DETROIT — DTE Energy (NYSE:DTE) today announced reported 2008 earnings of $546 million, or $3.36 per diluted share, compared with $971 million, or $5.70 in 2007. The earnings decline was largely due to a one-time gain on the sale of the company’s Antrim Shale business in 2007 and the discontinuance of synfuel operations in 2007, but partially offset by the sale of a portion of the company’s Barnett Shale natural gas property in 2008.
     2008 operating earnings were $471 million, or $2.90 per diluted share, compared with 2007 operating earnings of $480 million, or $2.82 per diluted share. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. Operating earnings per diluted share improved primarily due to a reduction in shares outstanding. DTE Energy averaged 163 million shares outstanding in 2008, compared with 170 million in 2007. Reconciliations of reported to operating earnings for both the quarter ended and 12 months ended Dec. 31, 2008 and 2007, are at the end of this news release.
     For the fourth quarter of 2008, DTE Energy had reported earnings of $129 million, or $0.80 per diluted share, compared with $255 million, or $1.56 per diluted share in 2007. Operating earnings for the fourth quarter 2008 were $142 million, or $0.88 per diluted share, compared with $163 million, or $1.01 per diluted share in 2007. The operating earnings per share reduction is primarily due to lower sales and higher uncollectible expense at Detroit Edison, partially offset by increased revenue at MichCon from sales of base gas from storage and fewer shares outstanding.
     “As a result of considerable hard work during an incredibly challenging year, we were able to generate operating earnings per share growth,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “Customers and shareholders benefited from our aggressive actions throughout 2008 to reduce our costs, maximize our revenues and conserve cash. Despite obstacles faced, DTE Energy had many notable achievements in 2008 that will serve us well in the future. These include successfully advocating for energy legislation in Michigan, which strengthened our regulatory structure and will be a catalyst for new construction and energy-related jobs in our state; filing a license application for a possible new nuclear power plant; and launching an advanced metering program that we expect will lead to increased energy efficiency.
     “We expect the challenging economy to continue in 2009 and are prepared to adjust our plans as conditions change,” Earley added. “Building on last year’s accomplishments, 2009 priorities are to create value through effectively launching renewable and energy optimization programs, successfully executing key regulatory proceedings to provide earnings stability and continuing to deliver significant and sustainable cost savings. Achievement of these goals will position DTE Energy for strong future growth and provide our customers with reliable, affordable energy for years to come.”
Operating earnings for 2008, by segment:
     Electric Utility: Operating earnings for Detroit Edison were $2.03 per diluted share versus $2 in 2007. The operating earnings increase was driven by fewer shares outstanding, the 2008 expiration of a temporary rate reduction, lower Electric Choice volumes, the elimination of 2007 computer system start-up costs and other cost-reduction efforts. Partially offsetting these factors were lower sales and higher uncollectible accounts receivable expense.

     Gas Utility: Primarily consisting of MichCon, this segment had operating earnings of $0.55 per diluted share compared with $0.48 in 2007. Driving the improvement was colder weather, higher revenue from gas sales as MichCon sold the remaining 2.8 billion cubic feet of base gas made available by improvements to its storage fields, and fewer shares outstanding. Partially offsetting these increases were lower gas storage margins and lower temperature-normalized sales.
     Gas Midstream (Changed from Coal and Gas Midstream): The coal services business line was moved to the Power & Industrial segment in the second quarter of 2008 and historical data has been adjusted to reflect this realignment. This segment, now composed entirely of gas pipeline and storage assets, had operating earnings of $0.23 per diluted share, up from $0.20 in 2007. Higher gas storage revenues and a lower average number of shares outstanding in 2008 were the primary drivers for the operating earnings increase.
     Unconventional Gas Production: Operating earnings for this segment were $0.05 per diluted share compared with $0.06 in 2007. Earnings in 2008 were impacted by the sale of Antrim and Core Barnett properties, partially offset by higher gas and oil prices and higher production from the company’s Western Barnett properties.
     Power and Industrial Projects: Operating earnings from Power and Industrial Projects were $0.26 per diluted share, in line with 2007 operating earnings. The earnings per share benefit of fewer shares outstanding and higher coke production and pricing was offset by the absence of synfuel transportation revenue.
     Energy Trading: This segment had operating earnings of $0.27 per diluted share compared with $0.31 in 2007. The primary driver of this change was an increase in administrative expenses.
     Corporate and Other: This segment had an operating loss of $0.49 per diluted share, equal to the loss of $0.49 in 2007. Lower interest expense in 2008 was offset by the impact on operating earnings per diluted share for the reduction in average outstanding shares from 2007 to 2008.
2009 Guidance
     DTE Energy announced 2009 operating earnings guidance of $2.75 to $3.05 per diluted share.
     “As we head into 2009, we are building additional flexibility into our financial plans to maintain a strong balance sheet, solid liquidity and an attractive dividend,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “We expect our ongoing pursuit of continuous improvement initiatives to provide the savings necessary to help offset planned environmental and infrastructure investments. As economic challenges continue this year, we anticipate earnings to remain flat compared with 2008, but remain committed to long-term growth of 5 percent to 6 percent.”
Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, will be available on the company’s website at dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EST Tuesday, Feb. 24, to discuss year-end earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at dteenergy.com/investors. The telephone dial-in numbers for investors are (877) 879-6203 or (719) 325-4823. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Feb. 24 to March 11. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 7603432.

     A package of slides with supplemental information will be available and archived on the company’s website at www.dteenergy.com/investors.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production, and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
     Use of Operating Earnings Information — In this release, DTE Energy discusses 2009 operating earnings guidance. It is likely that certain items that impact the company’s 2009 reported results will be excluded from operating results. Reconciliations to the comparable 2009 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
     DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
     The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
     Many factors may impact forward-looking statements including, but not limited to, the following: the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; potential for continued loss on cash equivalents and investments, including nuclear decommissioning and benefit plan assets; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the effects of competition; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance and stability of insurance providers; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; binding arbitration, litigation and related appeals; and changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2007 Form 10-K and 2008 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
For further information, members of the media may contact:
Scott Simons, (313) 235-8808
Lorie N. Kessler, (313) 235-8807
Analysts — for further information:
Dan Miner, (313) 235-5525
Lisa Muschong, (313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in Millions, Except per Share Amounts)	2008	2007	2008	2007
Operating Revenues	$2,170	$2,210	$9,329	$8,475

Operating Expenses
Fuel, purchased power and gas	974	958	4,306	3,552
Operation and maintenance	613	610	2,694	2,892
Depreciation, depletion and amortization	224	220	901	932
Taxes other than income	75	81	304	357
Gain on sale of non-utility assets	—	(3)	(128)	(900)
Other asset (gains) losses, reserves and impairments, net	(18)	15	(11)	37

	1,868	1,881	8,066	6,870

Operating Income	302	329	1,263	1,605

Other (Income) and Deductions
Interest expense	132	132	503	533
Interest income	(6)	(1)	(19)	(25)
Other income	(30)	(42)	(104)	(93)
Other expenses	19	12	64	35

	115	101	444	450

Income Before Income Taxes and Minority Interest	187	228	819	1,155

Income Tax Provision	57	36	288	364

Minority Interest	1	1	5	4

Income from Continuing Operations	129	191	526	787

Discontinued Operations
Income (loss) from discontinued operations, net of tax	—	(37)	22	(4)
Minority interest in discontinued operations	—	(27)	2	(188)

	—	64	20	184

Net Income	$129	$255	$546	$971

Basic Earnings per Common Share
Income from continuing operations	$0.80	$1.17	$3.24	$4.64
Discontinued operations	—	0.40	0.13	1.09
Total	$0.80	$1.57	$3.37	$5.73

Diluted Earnings per Common Share
Income from continuing operations	$0.80	$1.17	$3.23	$4.62
Discontinued operations	—	0.39	0.13	1.08

Total	$0.80	$1.56	$3.36	$5.70

Weighted Average Common Shares Outstanding
Basic	162	162	162	169
Diluted	162	163	163	170

Dividends Declared per Common Share	$0.53	$0.53	$2.12	$2.12

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31
	2008			2007
	Reported		Operating	Reported		Operating
(in Millions)	Earnings (1)	Adjustments	Earnings	Earnings (1)	Adjustments	Earnings
Electric Utility	$80	$—	$80	$110	$3H	$112
					(1)G

Gas Utility	52	1A	53	39	(4)G	44
					3A
					6I

Non-utility Operations
Gas Midstream	11	—	11	9	—	9

Unconventional Gas Production	(5)	5B	—	(9)	11J	2

Power and Industrial Projects	10	—	10	23	(5)K	19
					1 A

Energy Trading	6	—	6	(1)	—	(1)

Total Non-utility operations	22	5	27	22	7	29

Corporate and Other	(25)	7C	(18)	(1)	(24)G	(22)
					3 L

Income from Continuing Operations	129	13	142	170	(7)	163

Discontinued Operations	—	—	—	85	1 M	—
					(86)D

Net Income	$129	$13	$142	$255	$(92)	$163

(1) Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Barnett lease impairment	Impairment charge for Barnett leases.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Barnett core sale	Gain on sale of Barnett core.
F) Crete sale, tax true-up	Residual impact from Crete sale.
G) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
H) Detroit Thermal	Increase in loss reserve.
I) GCR disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs.
J) Barnett impairment	Exploratory well write down.
K) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007.
L) Antrim sale	Net impact pertaining to Antrim sale.
M) 2007 oil price option	Mark to market on 2007 synfuel oil hedges.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended December 31
	2008				2007
	Reported			Operating	Reported			Operating
	Earnings (1)	Adjustments		Earnings	Earnings (1)	Adjustments		Earnings
Electric Utility	$0.49	$—		$0.49	$0.67	$0.02	H	$0.69

Gas Utility	0.32	0.01	A	0.33	0.24	(0.02	)G	0.27
						0.01	A
						0.04	I

Non-utility Operations
Gas Midstream	0.07	—		0.07	0.06	—		0.06
Unconventional Gas Production	(0.03)	0.03	B	—	(0.06)	0.07J		0.01

Power and Industrial Projects	0.06	—		0.06	0.13	(0.03	)K	0.11
						0.01	A

Energy Trading	0.03	—		0.03	—	—		—
Total Non-utility operations	0.13	0.03		0.16	0.13	0.05		0.18

Corporate and Other	(0.14)	0.04	C	(0.10)	—	(0.15	)G	(0.13)
						0.02L

Income from Continuing Operations	0.80	0.08		0.88	1.04	(0.03)		1.01

Discontinued Operations	—	—		—	0.52	0.01	M	—
						(0.53	)D

Net Income	$0.80	$0.08		$0.88	$1.56	$(0.55)		$1.01

(1) Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Barnett lease impairment	Impairment charge for Barnett leases.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Barnett core sale	Gain on sale of Barnett core.
F) Crete sale, tax true-up	Residual impact from Crete sale.
G) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
H) Detroit Thermal	Increase in loss reserve.
I) GCR disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs.
J) Barnett impairment	Exploratory well write down.
K) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007.
L) Antrim sale	Net impact pertaining to Antrim sale.
M) 2007 oil price option	Mark to market on 2007 synfuel oil hedges.

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31
	2008				2007
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (1)	Adjustments		Earnings	Earnings (1)	Adjustments		Earnings
Electric Utility	$331	$—		$331	$317	$6	G	$340
						17	H

Gas Utility	85	4	A	89	70	6	A	82
						6	I

Non-utility Operations
Gas Midstream	38	—		38	34	—		34

Unconventional Gas Production	84	(81	)E	8	(217)	211	L	11
		5	B			17	J

Power and Industrial Projects	40	1	A	41	49	(5	)K	45
						1	A

Energy Trading	42	1	A	43	32	21	L	53

Total Non-utility operations	204	(74)		130	(102)	245		143

Corporate and Other	(94)	13	C	(79)	481	(566	)L	(85)
		2	F

Income from Continuing Operations	526	(55)		471	766	(286)		480

Discontinued Operations	20	(20	)D	—	205	(205	)D	—

Net Income	$546	$(75)		$471	$971	$(491)		$480

(1) Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Barnett lease impairment	Impairment charge for Barnett leases.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Barnett core sale	Gain on sale of Barnett core.
F) Crete sale, tax true-up	Residual impact from Crete sale.
G) Regulatory asset surcharge	Adjustment for billed sales.
H) Detroit Thermal	Increase in loss reserve.
I) GCR disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs.
J) Barnett impairment	Exploratory well write down.
K) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007.
L) Antrim sale	Net impact pertaining to Antrim sale.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Twelve Months Ended December 31
	2008				2007
	Reported			Operating	Reported			Operating
	Earnings (1)	Adjustments		Earnings	Earnings (1)	Adjustments		Earnings
Electric Utility	$2.03	$—		$2.03	$1.86	$0.04	G	$2.00
						0.10	H

Gas Utility	0.52	0.03	A	0.55	0.41	0.04	A	0.48
						0.03	I

Non-utility Operations
Gas Midstream	0.23	—		0.23	0.20	—		0.20

Unconventional Gas Production	0.52	(0.50	)E	0.05	(1.27)	1.23	L	0.06
		0.03	B			0.10	J

Power and Industrial Projects	0.25	0.01	A	0.26	0.29	(0.03	)K	0.26

Energy Trading	0.26	0.01	A	0.27	0.19	0.12	L	0.31

Total Non-utility operations	1.26	(0.45)		0.81	(0.59)	1.42		0.83

Corporate and Other	(0.58)	0.08	C	(0.49)	2.82	(3.31	)L	(0.49)
		0.01	F

Income from Continuing Operations	3.23	(0.33)		2.90	4.50	(1.68)		2.82

Discontinued Operations	0.13	(0.13	)D	—	1.20	(1.20	)D	—
						—

Net Income	$3.36	$(0.46)		$2.90	$5.70	$(2.88)		$2.82

(1) Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Barnett lease impairment	Impairment charge for Barnett leases.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Barnett core sale	Gain on sale of Barnett core.
F) Crete sale, tax true-up	Residual impact from Crete sale.
G) Regulatory asset surcharge	Adjustment for billed sales.
H) Detroit Thermal	Increase in loss reserve.
I) GCR disallowance	Impact of December 2007 MPSC disallowance of MichCon GCR costs.
J) Barnett impairment	Exploratory well write down.
K) Crete	Gain on sale of Crete, a joint venture generating investment, in 2007.
L) Antrim sale	Net impact pertaining to Antrim sale.